SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 18, 2006
LEAP WIRELESS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29752	33-0811062
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)
10307 Pacific Center Court
San Diego, California 92121
(Address of Principal Executive Offices)

(858) 882-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Grant of Restricted Common Stock to Non-Employee Directors
As previously reported on February 24, 2006, the Board of Directors (the “Board”) of Leap Wireless International, Inc. (the “Company”) approved an annual compensation package for non-employee directors including a cash component and an equity component, with the equity component consisting of an annual award of $100,000 in Company restricted common stock, to be awarded each year following the Company’s annual meeting of stockholders.
On May 18, 2006, the Company, pursuant to its 2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan (the “2004 Plan”), granted restricted common stock awards to the following outside directors of the Company:

Name	Number of Shares
James D. Dondero	2,264
Mark H. Rachesky, M.D.	2,264
Michael B. Targoff	2,264
Robert V. LaPenta	2,264
John D. Harkey, Jr.	2,264
The purchase price for the Company restricted common stock was $0.0001 per share. One third of each award of restricted common stock will vest on each of the first, second, and third anniversaries of the date of the grant. All unvested shares under each outstanding award will vest upon a change of control (as defined in the 2004 Plan).
The Form of Restricted Stock Award Grant Notice and Restricted Stock Award Agreement pursuant to which such awards were granted is attached as Exhibit 10.1 to this Current Report on Form 8-K. The Company filed a Current Report on Form 8-K on January 6, 2005, describing the material terms of the 2004 Plan. The 2004 Plan is attached as an exhibit to the Current Report on Form 8-K filed by the Company with the SEC on January 11, 2005.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Restricted Stock Award Grant Notice and Restricted Stock Award Agreement (for Non- Employee Directors)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.
Date: June 2, 2006	By /s/ ROBERT J. IRVING, JR.

Name: Robert J. Irving, Jr.
Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Restricted Stock Award Grant Notice and Restricted Stock Award Agreement (for Non- Employee Directors)